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                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                         CELTRIX PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                          CELTRIX PHARMACEUTICALS, INC.

                                   ----------

                              INFORMATION STATEMENT


                            3055 Patrick Henry Drive
                           Santa Clara, CA 95054-1815

                                  May 21, 1998

                             To the Stockholders of
                          Celtrix Pharmaceuticals, Inc.


        This Information Statement is furnished to the stockholders of Celtrix Pharmaceuticals, Inc. (the "Company") in connection with the taking of action by written consent on or about June 10, 1998 (the "Written Consent") of the holders of a majority of the outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock") of the Company, approving an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 30,000,000 shares to 60,000,000 shares and the number of authorized shares of Preferred Stock from 2,000,000 shares to 10,000,000 shares (the "Amendment").

        The approximate date on which this Information Statement is first being sent or given to shareholders is May 21, 1998.


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                                     VOTING

        The record date for purposes of the Written Consent to the Amendment was May 19, 1998, at which time _________ shares of Common Stock were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because certain stockholders of the Company hold at least a majority of the issued and outstanding shares of Common Stock and, therefore, have sufficient voting power to approve the Amendment by written consent through their ownership of the Company's Common Stock, no other stockholder consents will be solicited and no stockholders' meeting will be held in connection with the Amendment. See "Amendment to Certificate of Incorporation to Authorize Additional Shares of Capital Stock" herein.

                                     SUMMARY

        THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EXHIBITS ATTACHED HERETO. STOCKHOLDERS ARE URGED TO CAREFULLY REVIEW THE ENTIRE INFORMATION STATEMENT AND ACCOMPANYING MATERIALS.

                  AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                  AUTHORIZE ADDITIONAL SHARES OF CAPITAL STOCK

        The Company is seeking stockholder approval for the Amendment to maintain and enhance its ability to raise funding for its capital needs, for potential acquisitions and for possible future stock dividends and splits. The Company will continue to engage from time to time, in equity financing transactions in order to raise working capital for continued development of therapeutics for the treatment of seriously debilitating degenerative conditions primarily associated with severe trauma, chronic diseases and aging. To date, however, the Company has not earned substantial revenues from product sales and expects to incur additional operating losses for at least the next several years as it expands its development activities, clinical trials and manufacturing.

        On April 1, 1997 the Company completed a private placement of 5,721,876 shares of its Common Stock and common stock purchase warrants exercisable for an additional 2,860,934 shares of Common Stock, raising a total of $13,949,955.60 (the "1997 Financing"). In anticipation of similar financing activities in the future, on May 11, 1998 the Board of Directors of the Company approved the Amendment to increase the authorized number of shares of Common Stock of the Company from 30,000,000 to 60,000,000 and the authorized number of shares of Preferred Stock of the Company from 2,000,000 to 10,000,000, subject to approval by written consent of a majority of the Company's stockholders. The Company plans to conduct prior to July 1998 a private placement of its capital stock (comprised of some combination of Common Stock, common stock purchase warrants and/or Preferred Stock) to raise up to $15 million in working capital (the "1998 Financing"). Issuance of additional shares of Common Stock and common stock purchase warrants pursuant to the 1998 Financing will not impair the rights of existing security holders, but such issuance will result in dilution to existing security holders. The issuance of Preferred Stock will include rights, preferences and privileges of the Preferred Stock, as may be determined in the future by the Company's Board of Directors, and such issuance will result in dilution to existing security holders. Unless the Amendment is adopted, the Company's authorized remaining shares of Common Stock and Preferred Stock will be insufficient to enable it to conduct the proposed 1998 Financing. The Amendment, upon approval, will result in an increase in the Company's Delaware Franchise Tax and will become effective when the Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit A, is filed with the Secretary of State of the State of Delaware, which is expected to be on or about June 10, 1998.

        Common Stock. The Company will seek stockholder approval by written consent to authorize an additional 30,000,000 shares of Common Stock, $0.01 par value, resulting in a total



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of 60,000,000 authorized shares of the Company's Common Stock. The holder of each share of Common Stock will have the right to one vote for each share of Common Stock held, will be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company, and will be entitled to vote upon such matters and in such manner as may be provided by law. In addition, at all elections of directors of the Company, each stockholder will be entitled to as many votes as equal the number of shares of stock held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute such votes among the number to be voted for, or for any two or more of them as the stockholder sees fit. The Common Stock has no preemptive or conversion rights or other subscription rights. The outstanding shares of Common Stock are, and the shares of Common Stock to be issued in the future will be, fully paid and non-assessable.

        Warrants. It is anticipated that future financing activities by the Company may involve the sale of some combination of Common Stock and common stock purchase warrants ("Warrants"). Consequently, the Amendment must provide for a sufficient increase to the number of authorized shares of Common Stock to allow for full exercise of the Warrants.

        Preferred Stock. To provide maximum flexibility in structuring the Company's future equity financings, the Company will seek stockholder approval by written consent to authorize an additional 8,000,000 shares of Preferred Stock, $0.01 par value, resulting in a total of 10,000,000 authorized shares of the Company's Preferred Stock. Such Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company has the authority to: (i) establish from time to time the number of shares to be included in each such series; (ii) fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series, including but not limited to dividend rights, conversion rights, voting rights, rights and terms of redemption, and the liquidation preferences of any wholly unissued series of Preferred Stock; and (iii) increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. The shares of Preferred Stock to be issued in the future will be, fully paid and non-assessable.

        Registration Rights. It is anticipated that the purchasers of shares of Common Stock, common stock purchase warrants and/or Preferred Stock in the 1998 Financing or their transferees will be entitled to certain rights with respect to the registration of such shares on a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the terms of the Securities Act of 1933, as amended.




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        Transfer Agent and Registrar. The Transfer Agent and Registrar for the
Common Stock is Bank of New York located at 101 Barclay St., Floor 11, New York, New York 10286-1258, (800) 524-4458.

                                     FOR THE BOARD OF DIRECTORS

                                     /s/Craig W. Johnson

                                     CRAIG W. JOHNSON, Secretary
Dated:  May 21, 1998



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                                    EXHIBIT A

                              RESTATED CERTIFICATE

                               OF INCORPORATION OF

                          CELTRIX PHARMACEUTICALS, INC.


        Celtrix Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        FIRST: The name of the corporation is Celtrix Pharmaceuticals, Inc. The corporation was originally incorporated under the name "Celtrix Laboratories, Inc.," and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 3, 1990.

        SECOND: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates, without further amendment, the provisions of the Certificate of Incorporation of this corporation, and there is no discrepancy between the provisions of the Certificate of Amendment, as heretofore amended or supplemented, and the provisions of this Restated Certificate of Incorporation.

        THIRD: The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

        "1.    The name of the corporation is Celtrix Pharmaceuticals, Inc. (the
"Corporation").

        2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Shares" and "Common Shares." The number of shares of Preferred Shares authorized to be issued is Ten Million (10,000,000) and the number of shares of Common Shares authorized to be issued is Sixty Million (60,000,000). The Preferred Shares and Common Shares shall each have a par value of $.01 per share.


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               (b) The shares of Preferred Shares may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to: (i) establish from time to time the number of shares to be included in each such series; (ii) fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rate, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Shares; and (iii) increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the number of shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        5. The Corporation is to have perpetual existence.

        6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

        7. The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

        8. At all elections of directors of the Corporation, and subject to the provisions of the Bylaws of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

        9. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

        10. (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

            (b) The corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil,



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

administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

               (c) Neither any amendment nor repeal of this Article 10, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 10, shall eliminate or reduce the effect of this Article 10 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 10, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        11. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

        12. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."


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        IN WITNESS WHEREOF, said Celtrix Pharmaceuticals, Inc. has caused this
Restated Certificate of Incorporation to be signed by Andreas Sommer, its President and Chief Executive Officer, and attested by Craig W. Johnson, its Secretary, this __th day of June 1998.



                                       CELTRIX PHARMACEUTICALS, INC.



                                       By:_____________________________________
                                          Andreas Sommer
                                          President and Chief Executive Officer

ATTEST:

By:__________________________
    Craig W. Johnson
    Secretary


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